United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2009 (October 27, 2009)

IVEDA CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53285 (Commission File Number)	98-0611159 (IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450, Mesa, Arizona 85210
 (Address of principal executive offices) (Zip Code)

(480) 307-8700
(Registrant's telephone number)

Item 4.01.	Changes in Registrant's Certifying Accountant

On November 2, 2009, Iveda Corporation filed a Form 8-K reporting a change in the registered independent public accounting firm for the Company, which took effect on October 27, 2009.  The Company provided Manning Elliott LLP (the Company's former auditor) with a copy of the Form 8-K prior to its filing with the Securities and Exchange Commission and requested that ME furnish a letter addressed to the Securities and Exchange Commission stating whether ME agreed with the statements made therein.  A copy of the letter dated November 2, 2009 is attached as Exhibit 16.1 to this Form 8-K Amendment No. 1, as permitted by Item 304(a)(3) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
16.1	Letter from Manning Elliott LLP dated November 2, 2009, filed herewith.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 4, 2009

Iveda Corporation, a Nevada corporation

By:	/s/ David Ly
David Ly, CEO